                                                                    EXHIBIT 10.1


                                LICENSE AGREEMENT

      This License Agreement (this "Agreement") is made and entered into as of May 30, 2002 (the "Effective Date"), by and between Accrue Software,
Inc., a Delaware corporation ("Accrue") and Pilot Software Acquisition Corp., a Delaware corporation ("Licensor").

                                    RECITALS

      WHEREAS, Accrue and Licensor are party to a certain Asset Purchase Agreement dated May 30, 2002 pursuant to which Licensor purchased certain assets from Accrue, including the Software (as defined below); and

      WHEREAS, pursuant to the transaction contemplated by the Asset Purchase Agreement, Licensor desires to grant, and Accrue desire to obtain, a license to the Software on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:

                                    AGREEMENT

1. DEFINITIONS.

"Accrue Products" means Accrue's G2 product and any other current or future products owned by Accrue prior to any Change In Control Event.

"Affiliate" means any corporate entity which, directly or indirectly, through one or more intermediaries, Controls or is Controlled by, or is under common Control with, another corporate entity, where "Control" means the ownership or control, either directly or indirectly, of greater than fifty percent (50%) of the voting rights of such entity.

"Bundled Product" means an Accrue Product that is combined with the Software so that the combined product performs a substantially different function than that performed by the Software alone and wherein the percentage of executable instructions contained in the Accrue Product portion of the combined product constitutes greater than forty percent (40%) of the total executable instructions in the "off the shelf" combined product as a whole at the time the combined product is licensed to the customer.

"Derivative Works" shall have the meaning set forth in the United States Copyright Act, 17 U.S.C. Section 101, et seq.

"Documentation" means all documentation, manuals and specifications with respect to the Software that are generally made available to customers of the Software.

"Hit List Software" means the Hit List Software Products (as that term is defined in the Asset Purchase Agreement) excluding the third party software embedded therein pursuant to the agreements set forth in Section 1.01(a)(iv) -- 5 of the Disclosure Schedule of the Asset Purchase Agreement.

"Intellectual Property Rights" means all patents, patent rights, copyrights, mask work rights, rights of publicity, trademark, trade dress and service mark rights, goodwill, trade secret rights and other intellectual property rights, as may now exist or hereafter come into existence, and all applications therefor and registrations, renewals and extensions thereof, under the laws of any state, country, territory or other jurisdiction.

"Object Code" mean computer-executable binary code.

"Licensor Competitor" means each of the entities listed in Appendix A and their respective Affiliates.

"Pilot Software" means the Pilot Software Products (as that term is defined in the Asset Purchase Agreement) excluding the third party software embedded therein pursuant to the agreements set forth in Section 1.01(a)(iv) -- 5 of the Disclosure Schedule of the Asset Purchase Agreement.

"Source Code" means the human-readable version of a software program that can be compiled into Object Code, including all accompanying programming notes, programming guides and commentary.

"Software" means the Hit List Software and the Pilot Software, in both Source Code and Object Code format.

2. LICENSE.

2.1 Licensor hereby grants to Accrue a worldwide, non-exclusive, non-transferable (except as set forth in Section 9.4), perpetual (except as set forth in Article 7), non-sublicensable license to: (i) internally use, reproduce and create Derivative Works of the Source Code of the Software or portions thereof for internal business purposes only, and not on behalf of any third party or otherwise on a "service bureau" basis, (ii) internally integrate the Software, or portions thereof, to make Bundled Products, (iii) use, reproduce, display, perform, distribute (directly and indirectly, including through distributors, resellers, OEMs and VARS), license, host and market Object Code versions of the Bundled Products and (iv) use, reproduce, and distribute the Documentation in connection with Bundled Products. The license agreement(s) under which Accrue, or its distributors, license Bundled Products to customers shall contain provisions substantially equivalent to the provisions set forth in Appendix B. Accrue shall not under any circumstances distribute, license or market the Software on a stand alone basis.

2.2 Notwithstanding Section 6, Accrue shall have the right to place the Source Code of the Software in escrow with a reputable third party escrow agent pursuant to an escrow agreement between Accrue, the escrow agent and an Accrue customer, if required by a customer as a condition to licensing an Accrue Product; provided however that the terms of any such escrow agreement shall be no less favorable to Licensor than the terms of escrow agreements that Accrue enters into with respect to its own products.

2.3 Accrue's Affiliates shall have the same rights under this Agreement as Accrue, providing such Affiliates agree to be bound by all obligations of Accrue hereunder that pertain thereto.

2.4 Accrue shall comply with the following restrictions regarding the Source Code for the Software:

      (a) The Source Code for the Software may only be accessed or viewed by employees or consultants of Accrue who need to access the code for the purpose of exercising Accrue's rights hereunder ("Authorized Work").

      (b) Accrue will maintain an access log identifying who has access to the Source Code for the Software ("Authorized Employees"), which may be viewed by Licensor upon its written request. Upon Licensor's written request, Accrue shall certify that all Authorized Employees have executed a confidentiality agreement with terms no less restrictive than those contained herein.

      (c) Accrue shall keep all back-up copies of the Source Code for the Software in a locked room or vault or other secure storage space. All hardcopies of the Source Code shall be labeled "highly confidential" or with a similar designation and must be shredded after use. Upon termination of this Agreement, all copies of the Source Code shall be returned to Licensor.

2.5 In the event of a merger or acquisition or other change in control of Accrue in which a Licensor Competitor acquires or is merged into Accrue (each, a "Change In Control Event"), the following additional restrictions regarding the Source Code for the Software shall apply:

      (a) The Source Code for the Software shall not be used by Accrue in connection with any products of Accrue other than those currently being marketed by Accrue immediately prior to such Change In Control Event.

      (b) The Source Code for the Software will reside on a single server dedicated exclusively for use by Authorized Employees for Authorized Work. The server will not be connected to any network accessible to anyone other than Authorized Employees for the purpose of performing Authorized Work. Only machines utilized by Authorized Employees for performing Authorized Work will be connected to this server. The Source Code for the Software shall only be transferred or downloaded to a dedicated workstation for an Authorized Employee performing Authorized Work. Under no condition will the Source Code for the Software be copied, transferred or downloaded to any other computer.

      (c) Without limiting any of Accrue or the surviving entity's confidentiality obligations under this Agreement, Accrue and the surviving entity shall maintain the Source Code for the Software in strict confidence and shall protect the Source Code for the Software with the same measures that Accrue or the surviving entity uses to protect its own source code. Accrue and the surviving entity shall promptly notify Licensor in writing of any actual or suspected misuse or unauthorized use or disclosure of the Source Code.

      (d) Notwithstanding the provisions of Section 2.1, upon a Change In Control Event, the Source Code for the Software shall not be combined with any new products of Accrue other than those being commercialized by Accrue immediately prior to such Change In Control Event.

      (e) Licensor shall have the right to have an independent third party audit Accrue's use of the Source Code to determine if Accrue has complied with the conditions set forth in Sections 2.4 and 2.5, provided that Licensor may only conduct one (1) such audit each year. Any material breach of Section 2.4 or 2.5 shall be deemed a material breach of this Agreement.

2.6 With respect to the software licensed under the "Software License Agreement" between Accrue and infoShark, Inc. dated January 22, 2002 (which agreement is being assigned to Licensor pursuant to the Asset Purchase Agreement), and to the extent permitted by the underlying license agreement with infoShark, Inc., without any additional consideration, Licensor hereby grants to Accrue a worldwide, non-exclusive, non-transferable (except as set forth in Section 9.4), perpetual (except as set forth in Article 7), non-sublicensable license to, reproduce, display, perform, distribute (directly and indirectly, including through distributors, resellers, OEMs and VARS), license, host and market Object Code versions of such software when incorporated into Bundled Products.

2.7 To the extent permitted by the underlying license agreement for such third party software, Licensor hereby grants to Accrue a worldwide, non-exclusive, non-transferable (except as set forth in Section 9.4), perpetual (except as set forth in Article 7) license to internally use and exploit all know-how and other technical information retained by Accrue employees and Accrue consultants related to the third party software covered by the agreements set forth in
Section 1.01(a)(iv) -- 6 of the Disclosure Schedule of the Asset Purchase Agreement.

3. PAYMENT.

3.1 In consideration of the licenses granted in Section 2, Accrue shall pay Licensor a license fee of two hundred thousand dollars ($200,000) payable as follows: Accrue shall pay eight thousand three hundred and thirty-three dollars and thirty three cents ($8,333.33) per month for twenty-four (24) calendar months, with the first payment being due on the last day of the first full calendar month following the Effective Date.

3.2. All payments shall be made within thirty (30) days after receipt of a valid invoice.

3.3 Accrue agrees to pay all sales, use, value-added, excise or similar taxes imposed as a result of the licenses granted to Accrue hereunder (other than taxes based on Licensor's income).

4. OWNERSHIP.

4.1 By Licensor. Subject to the licenses granted herein, Licensor retains all right, title and interest in and to the Software, including all Intellectual Property Rights therein and thereto. Accrue acknowledges that the licenses granted herein do not provide Accrue with title to or ownership of the Software, but only the rights set forth herein. No rights are granted other than the rights expressly set forth herein.

4.2 By Accrue. Accrue retains all right, title and interest in and to any and all modifications, improvements and Derivative Works of the Software created by Accrue within the scope of the licenses granted to Accrue herein, including all Intellectual Property Rights therein and thereto.

5. DISCLAIMER OF WARRANTIES.

5.1 LICENSOR MAKES NO WARRANTIES WITH RESPECT TO THE SOFTWARE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6. CONFIDENTIAL INFORMATION.

6.1 Confidential Information. "Confidential Information" means any nonpublic and proprietary information or materials relating to a party's marketing business or technology which the disclosing party marks as "confidential" at the time of disclosure or confirms in writing is confidential within a reasonable time (not to exceed thirty (30) days) after disclosure. The terms and conditions (but not the existence) of this Agreement shall be deemed Confidential Information of each party. Notwithstanding the foregoing, Confidential Information does not include, and nothing in this Agreement shall prohibit or limit either party's use of, information (including but not limited to ideas, concepts, know-how, techniques, and methodologies) (i) previously known to it, (ii) independently developed by it, (iii) acquired by it from a third party which was not, to the receiving party's knowledge, under an obligation to the disclosing party not to disclose such information, or (iv) which is or becomes publicly available through no breach by the receiving party of this Agreement.

6.2 Protection of Confidential Information. During the terms of this Agreement and for a period of seven (7) years after initial disclosure, neither party will provide, disclose or otherwise make available to any third party any of the disclosing party's Confidential Information. Except as expressly provided herein, the receiving party will not use or disclose such Confidential Information without the disclosing party's prior written consent, except to the receiving party's employees or consultants on a need-to-know basis, provided that any such consultants have executed written agreements restricting use or disclosure of such Confidential Information that are at least as restrictive as the receiving party's obligations under this Section 6. In addition to the foregoing nondisclosure obligations, the receiving party agrees to use at least the same care and precaution in protecting such Confidential Information as the receiving party uses to protect the receiving party's own confidential and proprietary information and trade secrets, and in no event less than reasonable care. The receiving party shall return all Confidential Information promptly upon the request of the disclosing party or upon termination of this Agreement.

6.3 Equitable Remedy. Each party acknowledges that due to the unique nature of the other party's Confidential Information, the disclosing party will not have an adequate remedy in money or damages in the event of any unauthorized use or disclosure of such party's Confidential Information. In addition to any other remedies that may be available in law, in equity or otherwise, each party shall be entitled to seek any injunctive relief that may be appropriate to prevent such unauthorized use or disclosure.

6.4 Indemnification. Accrue shall indemnify Licensor and its directors, officers, employees and agents and defend and hold each of them harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) in connection with any and all third party liability, suits, investigations, claims or demands (collectively, "Losses"), arising from or occurring as a result of Accrue's activities with respect to the Software or the Bundled Products. Accrue shall, at its expense, pay for all costs and attorney's fees in defending any action brought against Accrue or Licensor based on a claim that Accrue's activities with respect to the Software or the Bundled Products infringes any patents, copyrights, trademarks or other proprietary or intellectual property right of any third party. Each party shall immediately notify the other party in writing of such claim. In no event will Licensor indemnify Accrue or any third party or be liable for any damages awarded to Accrue or such third party. Licensor and Accrue shall cooperate in any legal process concerning alleged infringement of any third party's alleged rights arising from Licensor's or Accrue's use of the Software. Each party shall make available to the other its employees, records, information and the like to the extent reasonably necessary for the legal process. Accrue shall have sole control over any litigation with respect to indemnifiable Losses hereunder and any settlement thereof.

7. TERM AND TERMINATION.

7.1 Term. This Agreement is effective as of the Effective Date, and will continue in effect in perpetuity unless earlier terminated pursuant to this
Section 7.

7.2 Termination By Licensor. Licensor may terminate this Agreement, including the licenses granted under Section 2, only if (i) Accrue fails to make payment under Section 3 or (ii) Accrue materially breaches Section 2.1, Section 2.4 or
Section 2.5; and, in the case of any occurrence of an event described in either subsection (i) or subsection (ii) of this sentence, such failure is not cured within sixty (60) days of written notice thereof. Notwithstanding anything herein to the contrary, Licensor may not terminate this Agreement, or the licenses granted under Section 2, for any other reason. However, nothing herein shall prevent Licensor from seeking an injunction or money damages with respect to any breach of this Agreement.

7.3 Termination By Accrue. Accrue may terminate this Agreement if Licensor materially breaches this Agreement and such breach has not been cured within sixty (60) days after written notice thereof.

7.4 Effect of Termination. Without limiting any other rights and remedies available to the terminating party, upon termination of this Agreement, all licenses granted to Accrue hereunder shall terminate and all payment obligations due to Licensor after the effective date of termination shall terminate. Accrue may retain sufficient copies of the Software and Documentation beyond termination solely to support its then-existing customers.

7.5 Survival. Articles 3, 4, and 8, and Sections 6.1, 6.2, 6.3, and 6.4, as well as any accrued but unpaid payment obligations, shall survive the termination of this Agreement.

8. LIMITATION OF LIABILITY.

8.1 LICENSOR'S LIABILITY ARISING UNDER THIS AGREEMENT WILL NOT EXCEED THE AMOUNTS RECEIVED BY LICENSOR FROM ACCRUE HEREUNDER. IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT OR FOR BREACH HEREOF FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION LOST PROFITS OR LOSS OF BUSINESS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. ACCRUE ACKNOWLEDGES THAT FEES AGREED UPON BY LICENSOR AND ACCRUE ARE BASED IN PART UPON THESE LIMITATIONS, AND THAT THESE LIMITATIONS WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

9. GENERAL.

9.1 Independent Contractor Status. Each party agrees and acknowledges that in its performance of its obligations under this Agreement, it is an independent contractor of the other party, and is solely responsible for its own activities. Neither party shall have any authority to make commitments or enter into contracts on behalf of, bind or otherwise obligate the other party in any manner whatsoever. No joint venture, franchise or partnership is intended to be formed by this Agreement.

9.2 Entire Agreement; Amendment. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior contemporaneous oral or written understandings or agreements among the parties which relate to the subject matter hereof. No modification or amendment of this Agreement or any of its provisions shall be binding upon any party unless made in writing and duly executed by authorized representatives of all parties.

9.3 Governing Law and Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to the conflicts of laws principles thereof. All disputes arising out of or related to this Agreement will be subject to the exclusive jurisdiction and venue of the California state and federal courts located in Santa Clara

County, California and the parties hereby consent to such jurisdiction and venue. The United Nations Convention on Contracts for the Sale of Goods does not apply to this Agreement.

9.4 Assignment. Neither party may assign or transfer, whether voluntarily, by operation of law, or otherwise, any rights or delegate any duties under this Agreement without the prior written consent of the other party. Any purported transfer, assignment or delegation without such prior written consent will be null and void and of no force or effect. Notwithstanding the foregoing, both parties shall have the right to assign this Agreement to any successor to substantially all of its business or assets to which this Agreement relates, whether by merger, sale of assets, sale of stock, reorganization or otherwise. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

9.5 Notices. All notices, requests, consents and other communications which are required or permitted hereunder shall be in writing, and shall be delivered by registered U.S. mail, postage prepaid (effective three (3) days after mailing) or sent by facsimile or electronic mail, with a confirmation copy simultaneously sent by U.S. mail, postage prepaid (effective upon transmission), at the addresses set forth on the signature page. Notice of change of address shall be given in the same manner as other communications.

9.6 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

9.7 Export Control. Accrue shall comply, and shall cause its distributors to comply, with all United States laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. Accrue hereby gives written assurance that it will comply, and will cause its Distributors to comply, with all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by it and or its distributors.

9.8 Counterparts. This Agreement may be executed in two counterparts, both of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

      IN WITNESS WHEREOF Accrue and Licensor, intending to be legally bound by the terms of this Agreement, have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

ACCRUE SOFTWARE, INC.

By:
       --------------------------------
Name:
       --------------------------------
Title:
       --------------------------------

PILOT SOFTWARE ACQUISITION CORP.

By:
       --------------------------------
Name:
       --------------------------------
Title:
       --------------------------------

                                   APPENDIX A
                              LICENSOR COMPETITORS


Ab Initio Software
Acta Technology
AlphaBlox
Ascential Software, Inc. (ASCL)
Brio Technology (BRIO)
Business Objects (BOBJ)
Cognos (COGN)
Computer Associates (CA)
Comshare (CSRE)
Evolutionary Technologies International
Hummingbird
Hyperion Solutions (HYSL)
IBM (IBM)
Informatica Corp (INFA)
Microsoft (MSFT)
MicroStrategy (MSTR)
Oracle (ORCL)
Sagent Technology Inc. (SGNT)
SAS
Sybase
Teradata/NCR (NCR)

                                   APPENDIX B
                             LICENSING REQUIREMENTS

1. Accrue or its licensors retain exclusive ownership of all intellectual property rights in or to the licensed software, and no title to such intellectual property rights is transferred to the customer.

2. The customer shall not reverse engineer, disassemble, decompile, or otherwise attempt to derive source code from the licensed software.

3. The customer shall comply with all export and re-export restrictions and regulations of the Department of Commerce or other United States agency or authority, and not to transfer, or authorize the transfer, of the Products to a prohibited country or otherwise in violation of any such restrictions or regulations.

4. Accrue's licensors make no warranties in connection with the licensed software, and expressly disclaim any implied warranties of merchantability or fitness for a particular purpose.

5. Under no circumstances shall Accrue's licensors be liable for any indirect, consequential, incidental or special damages.